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                                                                    Exhibit 3.2

                                     BYLAWS

                                       OF

                               ASC HOLDINGS, INC.

                              Adopted: May 29, 1997

                                    ARTICLE I

                                      Name

      Section 1. Name. The name of this corporation is stated in the Articles of Incorporation.

                                   ARTICLE II

                         References, Locations and Seal

      Section 1. References. References in these Bylaws to the Articles of Incorporation shall mean this corporation's Articles of Incorporation as amended from time to time as on file with the Secretary of State of Maine. References in these Bylaws to the Maine Business Corporation Act and to particular sections of said Act are to said Act and said sections as amended from time to time. The headings of Articles and Sections in these Bylaws are for convenience only, and shall not be taken into account in construing these Bylaws.

      Section 2. Office and Location. The registered office of this corporation in Maine and the municipality or other place in Maine where it is located are set forth in the Articles of Incorporation. The principal office and place of business of this corporation, within or without Maine, shall be at such place as the Board of Directors shall from time to time fix.

      Section 3. Seal. The seal of this corporation shall be circular in form with the name of the corporation, the word "Maine" and the year of its incorporation so engraved on its face that it may be embossed on paper by pressure, provided that the Board of Directors may adopt a wafer seal in any form in respect of any particular document, in which case such wafer seal affixed to such document shall be the corporate seal of this corporation thereon for all purposes provided by law. The Clerk shall have custody of the corporate seal and he or the Secretary may affix the same to documents requiring it and attest the same. The Clerk may permit the President or Secretary to keep a duplicate of the corporate seal.

                                   ARTICLE III

                            Meetings of Shareholders

      Section 1. Place. All meetings of shareholders shall be held at the registered office of the corporation or at such other place within Maine (or outside Maine if permitted by the Articles of Incorporation) as shall be fixed
(i) by the Board of Directors, (ii) by the person or persons calling the meeting, or (iii) in waivers of notice of the meeting signed by all persons entitled to notice thereof.

      Section 2. Date of Annual Meeting. The annual meeting of shareholders shall be held on the third Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:00 A.M., Local Time, or at such other hour as may be fixed by the President or Board of Directors, for the election of a Board of Directors, and for the transaction of such other business as may properly come before the meeting. The annual meeting of shareholders may likewise be held at any date and time fixed by the President or Board of Directors during a period of 30 days after the date hereinabove specified. If there shall be a failure for whatever reason to hold the annual meeting for a period of 30 days after the date hereinbefore specified, a substitute annual meeting of shareholders may be called by any person or persons entitled to call a special meeting
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of shareholders.

      Section 3. Call of Special Meetings. Special meetings of shareholders for any purpose or purposes may be called to be held at the date and time fixed in the call by the President, the Chairman of the Board of Directors (if any), a majority of the Board of Directors, or the holders of not less than 50% of the shares entitled to vote at the meeting.

      Section 4. Notice. Unless waived in the manner prescribed by law, written notice stating the place, day and time of the meeting and, in case of a special meeting or when otherwise required by the Maine Business Corporation Act, the purpose or purposes for which the meeting is called, shall be delivered within the time period prescribed in ss. 604(1) of the Maine Business Corporation Act, either personally or by mail, by or at the direction of the President, Secretary, Clerk, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, and to shareholders of record not entitled to vote when required by the Maine Business Corporation Act.

                                   ARTICLE IV

                           Quorum and Voting of Shares

      Section 1. Quorum. The holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders.

      Section 2. Votes. Except as otherwise provided by the Maine Business Corporation Act, any corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote on the subject matter. In elections of Directors, those candidates who receive the greatest number of votes cast at the meeting by the holders of shares entitled to vote to elect Directors, even though not receiving a majority of the votes cast, shall be deemed elected.

                                    ARTICLE V

                                    Directors

      Section 1. Number and Term. The number of Directors shall be fixed by resolution of the shareholders or the Board of Directors within the limits specified in the Articles of Incorporation. The Directors shall be elected at the annual meeting of the shareholders, and each Director so elected shall hold office for one year and until the next succeeding annual meeting and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, death or incapacity.

      Section 2. Vacancies, Resignation and Removal. Any vacancy in the Board of Directors, including newly created directorships created by an increase in the number of Directors, may be filled by a majority of the remaining Directors or by the sole remaining Director. Any Director may resign his office by delivering a written resignation to the President or Clerk.

      Section 3. Powers. In the management and control of the business, property and affairs of the corporation, the Board of Directors is hereby vested with the power to authorize any and all corporate action, except when shareholder action is specifically required by the Maine Business Corporation Act, the Articles of Incorporation or these Bylaws, or except when otherwise required by a written agreement pursuant to ss. 618 of the Maine Business Corporation Act.

                                   ARTICLE VI

                       Meetings of the Board of Directors

      Section 1. Annual Meeting. The first meeting of each newly elected Board of Directors, which shall be
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the Annual Meeting of the Board of Directors, shall be held at such time and place as shall be fixed by the shareholders at their meeting electing them, or if no such time and place are so fixed, said first meeting shall be held at the place of and immediately following such meeting of shareholders. In either event, no notice of such meeting shall be necessary. Such meeting of the Board of Directors may also convene at such place and time as shall be fixed by the consent in writing of all the Directors.

      Section 2. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place as shall from time to time be fixed by the Board of Directors. Unless action is to be taken with respect to the Articles of Incorporation or Bylaws, no notice of such regular meetings shall be necessary.

      Section 3. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors (if any), President, Clerk, Secretary or any other person or persons authorized byss.709(6) of the Maine Business Corporation Act. The person or persons calling the special meeting shall fix the time and place thereof.

      Section 4. Notice; Generally. Notice of each special meeting of the Board of Directors shall be given to each Director who has not signed a waiver of notice before or after the meeting. Notices of meetings of the Board of Directors shall be given by the Clerk or Secretary or the person or persons calling the meeting. Neither the business to be transacted at nor the purpose of the meeting need be specified in the notice unless the Maine Business Corporation Act shall otherwise require. The giving of notice of a special meeting of the Board of Directors by or at the direction of the person or persons authorized to call the same shall constitute the call thereof.

      Section 5. Notice; When and How Given. Notice of meetings of the Board of Directors may be given by any of the following methods within the time period specified for that method:

      (a) by depositing a copy of the notice in the United States mail, first class postage prepaid, addressed to the Director at his usual or last known business or residence address, at least 3 business days before the meeting;

      (b) by delivering a copy of the notice to a recognized overnight delivery or express service addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 2 business days before the meeting;

      (c) by delivering a copy of the notice in hand to the Director at least 24 hours before the meeting;

      (d) by reading or causing to be read the notice over the telephone to the Director at least 24 hours before the meeting;

      (e) by sending a telegram containing the contents of the notice addressed to the Director at his usual or last known business or residence address at least 2 business days before the meeting;

      (f) by transmitting the contents of the notice by telecopy, fax or any other electronic means for the simultaneous or substantially simultaneous transmission of data to a telephone or other number held out by the Director as a number maintained by him for the receipt of the means of transmission selected at least 24 hours before the meeting; or

      (g) by sending a copy of the notice by any usual means of communication addressed to the Director at his usual or last known business or residence address, including street or the like in the address, at least 3 business days before the meeting.

Notice to any Director actually received by him at least 24 hours before the meeting shall be deemed sufficient, notwithstanding the method or means of communication selected or the time when sent. For the purposes of this Section, a "business day" is any day other than a Saturday, Sunday or legal holiday in Maine.
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                                   ARTICLE VII

                         Executive and Other Committees

      Section 1. Establishment; Authority. The Board of Directors, by a resolution adopted by a majority of the Directors then in office, may designate from among its members an executive committee and other committees, each consisting of 2 or more Directors, and may delegate to such committee or committees any part or all of the authority of the Board of Directors, except as otherwise provided by ss. 713 of the Maine Business Corporation Act relating to certain amendments, mergers, certain sales, dissolutions,certain distributions and the like.

      Section 2. Procedures. Vacancies in the membership of a committee shall be filled by resolution adopted by a majority of the Directors then in office. Committees shall keep minutes of their proceedings and report the same to the Board of Directors. Members of a committee may be removed from office, with or without cause, by resolution adopted by a majority of the Directors then in office. Any person or persons authorized to call a meeting of the Board of Directors, as well as the chairman of a committee or the committee itself, may call a meeting of a committee. Except as hereinbefore otherwise provided, so far as applicable, the provisions of these Bylaws relating to the calling, noticing and conduct of meetings of the Board of Directors shall govern the calling, noticing and conduct of meetings of committees.

                                  ARTICLE VIII

                                    Officers

      Section 1. Number. The officers of the corporation shall be elected by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also elect one or more Vice Presidents (one of whom may be designated by the Board of Directors as the Executive Vice President), and one or more Assistant Secretaries and Assistant Treasurers. The corporation shall also have a Clerk who shall not be an officer by reason of such position.

      Section 2. When Chosen; Qualifications; Term. The Board of Directors at its initial meeting after the incorporation of the corporation and at each Annual Meeting thereafter shall elect said officers, who shall hold office until the next Annual Meeting of the Board of Directors and thereafter until their successors are chosen and have qualified, or until their earlier death, resignation or removal from office; provided that the Clerk shall not be elected annually and shall hold office until his death or a change of Clerk is made pursuant to ss. 304 of the Maine Business Corporation Act. No officer must also be a Director.

      Section 3. Authority and Duties. Each officer shall have such authority and perform such duties as are set forth in the Maine Business Corporation Act or in these Bylaws, and as shall be determined from time to time by the Board of Directors. Each officer shall also have such authority and perform such duties as are usually incumbent upon his office except as the same may be limited from time to time by the Board of Directors.

      Section 4. Compensation of Officers. The compensation of all officers of the corporation shall be fixed by the Board of Directors.

      Section 5. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and of the Board of Directors at which he is present, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

      Section 6. Vice President. The Vice President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in case of the absence or disability of the President, have the authority and perform the duties of the President. If the Board of Directors shall elect an Executive Vice President, it shall be presumed that he is the
Vice President determined by the Board of Directors first to act in case of the absence or disability of the President.
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      Section 7. Secretary. The Secretary or the Clerk shall attend all meetings of the Board of Directors and record all the proceedings of the Board of Directors in a book kept for that purpose. The Secretary shall perform like duties for the executive committee. In case of the absence or disability of the Secretary, or if the corporation shall have no Secretary, all of the powers of the Secretary may be exercised by the Clerk. The Clerk, Secretary or an Assistant Secretary may certify all votes, resolutions and actions of the shareholders and the Board of Directors and its committees.

      Section 8. Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Secretary, have the authority and perform the duties of the Secretary.

      Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, and shall deposit all such funds in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall keep or cause to be kept all books and records of account and shall prepare or cause to be prepared all financial statements required by ss. 625 of the Maine Business Corporation Act, the Board of Directors or good accounting practices. The Treasurer shall render to the Board of Directors, whenever required, accounts of all corporate financial transactions and of the financial condition of the corporation.

      Section 10. Assistant Treasurers. Except as hereinbefore provided, the Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers, in the order determined by the Board of Directors, shall, in case of the absence or disability of the Treasurer, have the authority and perform the duties of the Treasurer.

                                   ARTICLE IX

                       Voting Shares of Other Corporations

      Section 1. Voting Shares of Other Corporations. The Chairman of the Board of Directors, if any, the President, any Vice President, the Secretary, the Treasurer and the Clerk of this corporation, in that order, shall have authority to vote shares of other corporations standing in the name of this corporation, and the President, Secretary or Clerk is authorized to execute and deliver in the name and on behalf of this corporation proxies appointing any one or more of the foregoing officers as the proxy agents of this corporation.

                                    ARTICLE X

                             Lost Stock Certificates

      Section 1. Lost Stock Certificates. The Board of Directors may authorize, generally or in a specific case, the appropriate officers to execute and deliver a replacement certificate for shares of this corporation in substitution for any certificate for shares theretofore issued alleged to have been lost, destroyed or stolen. Unless waived by the Board of Directors, the officers executing the replacement certificate shall require the registered holder thereof to sign and swear to an affidavit of loss and indemnity agreement in such form as shall be prescribed by the Clerk. In addition, the Board of Directors may prescribe such other terms and conditions precedent to the issuance of replacement certificates, including without limitation the requirement of further indemnities and surety bonds or insurance policies, as it deems appropriate to protect the corporation and its officers and agents from any claim that may be made against it or them with respect to any such certificate alleged to have been lost, destroyed or stolen. The powers and duties of the Board of Directors prescribed in this ARTICLE X may be delegated in whole or in part to any registrar or transfer agent for this corporation.

                                   ARTICLE XI

                      Transfers and Registration of Shares
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      Section 1. Stock Transfer Books. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded in the original stock transfer books of the corporation, provided that the provisions of Article XV of these Bylaws respecting restrictions on transfers of shares have been complied with. The original issue of shares of this corporation shall likewise be recorded in the original stock transfer books of the corporation.

      Section 2. Registered Shareholders. The corporation shall be entitled to recognize the person or persons shown on its original stock transfer books as the owner of shares as the exclusive and only owner thereof for all purposes, including without limitation the right to (i) receive dividends and other distributions; (ii) vote (except as otherwise provided in ss. 613 of the Maine Business Corporation Act); and (iii) examine lists, books, minutes or other materials relating to the corporation. The corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person not noted in its original stock transfer books, whether or not it shall have express or other notice thereof.

                                   ARTICLE XII

                                 Indemnification

      Section 1. Definitions. For all purposes of this Article, (i) the term "Officer" (when capitalized, but not otherwise) shall mean any person who is or was a Director, the President, the Treasurer, the Secretary or the Clerk of this corporation; (ii) the term "Employee" (when capitalized, but not otherwise) shall mean any other person (whether or not a common law employee) who is or was an officer, employee or agent of this corporation, or is or was serving at the request of this corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan, or other enterprise; and (iii) the term "Claimant" (when capitalized, but not otherwise) shall mean any Officer or Employee seeking indemnification under this Article.

      Section 2. Indemnification. This corporation shall in all cases indemnify any Officer, and shall have power exercisable by its Board of Directors as provided in Section 5 hereof to indemnify any Employee, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Claimant is or was an Officer or Employee, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement to the extent actually and reasonably incurred by the Claimant in connection with such action, suit or proceeding; provided that no indemnification may be provided for any Claimant with respect to any matter as to which the Claimant shall have been finally adjudicated:

      A. Not to have acted honestly or in the reasonable belief that the Claimant's action was in or not opposed to the best interests of this corporation or its shareholders or, in the case of a Claimant serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

      B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that the Claimant's conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order or conviction adverse to the Claimant, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Claimant did not act honestly or in the reasonable belief that the Claimant's action was in or not opposed to the best interests of this corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Claimant's conduct was unlawful.
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      Section 3. Derivative Actions. Notwithstanding any provision of Section 2 hereof, this corporation shall not indemnify any person with respect to any claim, issue or matter asserted by or in the right of this corporation as to which the Claimant is finally adjudicated to be liable to this corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, the Claimant is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

      Section 4. When Defense Successful. Any provisions of Sections 2, 3 or 5 hereof to the contrary notwithstanding, to the extent that a Claimant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 or 3, or in defense of any claim, issue or matter therein, the Claimant shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

      Section 5. Determination in Specific Cases. Any indemnification of an Employee under Section 2 hereof, unless ordered by a court or required by
Section 4 hereof, shall be made by this corporation only as authorized in the specific case upon a determination that indemnification of the Claimant is proper in the circumstances and in the best interests of this corporation. Where such a case specific determination is required, that determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to the action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable if so directed by a majority vote of a quorum of disinterested Directors, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the Employee may enforce the indemnification against this corporation by a separate action notwithstanding any attempted or actual subsequent action by the Board of Directors.

      Section 6. Advances of Expenses. Expenses incurred by or in behalf of an Employee in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by this corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in Section 5 hereof that, based solely on the facts then known to those making the determination and without further investigation, the Claimant satisfies the standard of conduct prescribed by Section 2 hereof.

      Expenses incurred by or in behalf of an Officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall in all cases be paid, as reasonably requested from time to time by the Officer, by this corporation in advance of the final disposition of the action, suit or proceeding upon receipt by this corporation, at the time of the initial advance, of:

      A. A written undertaking by or on behalf of the Officer to repay all amounts advanced if the Officer is finally adjudicated:

            (1) Not to have acted honestly or in the reasonable belief that his action was in or not opposed to the best interests of this corporation or its shareholders, or, in the case of a Claimant serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries;

            (2) With respect to any criminal action or proceeding, to have had reasonable cause to believe that his conduct was unlawful; or

            (3) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of this corporation, to be liable to this corporation, unless the court in which the action, suit or proceeding was brought permits indemnification in accordance with Section 3 hereof; and

      B. A written affirmation by the Officer that he has met the standard of conduct necessary for indemnification by this corporation as authorized in this Article.

      The undertaking required by paragraph A shall be an unlimited general obligation of the Officer seeking
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the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

      Section 7. Indemnification Not Exclusive. The indemnification and entitlement to advances of expenses provided by this Article shall not be deemed exclusive of any other rights to which a Claimant may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the Claimant's official capacity and as to action in another capacity while holding an office with this corporation, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such a person.

      Section 8. Enforceable By Separate Action. A right to indemnification required by this Article or established pursuant to the provisions of this Article may be enforced by a separate action against this corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

      Section 9. Miscellaneous. For purposes of this Article, (i) references to this "corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger;
(ii) this corporation shall be deemed to have requested a person to serve an employee benefit plan whenever the performance by him of his duties to this corporation also imposes duties on, or otherwise involves services by, him to the plan or participants or beneficiaries of the plan; and (iii) excise taxes assessed on a person seeking indemnification with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines".

      Section 10. Amendment. Any amendment, modification or repeal of this Article shall not deny, diminish or otherwise limit the rights of any Claimant to indemnification or advances hereunder with respect to any action, suit or proceeding arising out of any conduct, act or omission occurring or allegedly occurring at any time prior to the date of such amendment, modification or repeal.

                                  ARTICLE XIII

                                   Fiscal Year

      Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                                   ARTICLE XIV

                             Execution of Documents

      Section 1. Execution of Documents. Unless the Board of Directors, Executive Committee or shareholders shall otherwise generally or in any specific instance provide:

      A. Any bill, note or negotiable instrument may be signed or endorsed in the name and on behalf of this corporation in the ordinary course of business by the President or Treasurer, acting singly;

      B. The President or Treasurer, acting singly, shall in the ordinary course of business have authority to sign or endorse in the name and on behalf of this corporation all checks and other orders for the payment of money drawn on any bank or trust company;

      C. The President or Treasurer, acting singly, shall have authority to make, in the name and on behalf of this corporation, all contracts in the ordinary course of business; and

      D. Any other instrument, document, deed, bill of sale or other writing of whatever nature to be executed in the ordinary course of business may be executed in the name and on behalf of this corporation by the President or Treasurer, acting singly, and either officer may seal, acknowledge and deliver the same.

      Section 2. Assistants. Vice Presidents and Assistant Treasurers shall not have the authority provided in Section 1 unless granted by the Board of Directors generally or in any specific instance.

                                   ARTICLE XV

                       Restrictions on Transfers of Shares

      Section 1. Restrictions on Sales of Shares. If any shareholder of this corporation, his personal representative, executor, administrator or any person, firm or corporation claiming by, through or under him, including without limitation any assignee for the benefit of creditors or trustee in bankruptcy or receiver, however appointed, of a shareholder (said shareholder or any other such person being hereinafter called the "transferring party") desires to sell for a sum or sums of money all or any part of the shares of this corporation owned by said shareholder or his legal representatives, and has received a bona fide offer therefor, the transferring party shall first give written notice of proposed sale to the Treasurer of this corporation, which notice shall state the number of shares desired to be sold, the amount of the bona fide offer, and the name of the person to whom he desires to sell the same, and for a period of forty-five (45) days following receipt of such notice by the Treasurer, this corporation or any person or persons specified by the Board of Directors (this corporation or any such person or persons being hereinafter called the "optionee") shall have an option to purchase such shares for the amount of the bona fide offer so stated. The option may be exercised by the optionee by depositing a written notice of election to exercise signed by the optionee in the United States mails, first class postage prepaid, addressed to the transferring party at his usual residence or business address, or by delivery of said signed notice of election to exercise to the transferring party, in either case within said forty-five (45) day period.

      If the optionee does not exercise said option within said forty-five (45) day period, the transferring party may sell and assign the number of shares stated in the notice of proposed sale to the person named therein at the price therein stated, provided said sale is made within seventy-five (75) days following the Treasurer's receipt of the notice of proposed sale.

      The Board of Directors may by resolution waive the option herein granted and authorize the sale of shares specified in their resolution to a person named therein, whether or not the Treasurer has received a notice of proposed sale.

      Section 2. Restrictions on Gifts and Other Transfers. If the transferring party desires to make a transfer or other disposition (including without limitation gifts, transfers for a consideration other than money, sales not pursuant to bona fide offers, exchanges or dispositions by way of distribution pursuant to the terms of any will or trust) of all or any part of the shares of this corporation owned by said shareholder or his legal representatives, and such proposed transfer or other disposition is not controlled by Section 1 hereof for any reason, the transferring party shall first give written notice of proposed transfer to the Treasurer of this corporation, which notice shall state the number of shares desired to be transferred or otherwise disposed of and the name of the person to whom the same are to be transferred or disposed of, and the manner of and reason for the transfer or disposition, and the consideration (if any) to be received, and the optionee shall have the option to purchase such shares at the fair value thereof. In the event the transferring party and the optionee are unable to agree on the amount of the fair value of such shares within forty-five (45) days after receipt of the notice of proposed transfer by the Treasurer, the fair value shall be determined by three appraisers, one to be chosen and compensated by the transferring party (such choice to be made and announced in writing to the Treasurer within sixty (60) days after his receipt of the notice of proposed transfer), one to be chosen by the President or Board of Directors of this corporation (within 30 days after announcement of the choice of the first appraiser) and compensated by the optionee, and the third to be chosen by the two appraisers so chosen (within 15 days after the choice of the second appraiser) and compensated equally by the transferring party and the optionee. If the transferring party fails to choose an appraiser within the time set forth in the preceding sentence, the fair value of the shares shall be determined by two appraisers, the first to be chosen by the President or Board of Directors of this corporation and the second to be disinterested and chosen by the first; the compensation of both such appraisers shall be borne equally by the transferring party and the optionee. In either such event, the decision of said appraisers or a majority thereof as to fair value shall be final, binding and conclusive upon all parties. In either such event, the appraisers in determining fair value of the shares shall take into account appropriate control premiums or minority discounts, and shall take into account the nonmarketability of the shares, and shall take into account the going concern value of this corporation's business, but shall not take into account the value of any proceeds of any life insurance policies on the life of the transferring party (or the shareholder represented by the transferring party) in excess of cash surrender value. The optionee's option pursuant to this Section 2 shall not expire until the expiration of a period of sixty (60) days after the determination of fair value by agreement or by the appraisers or a majority of them, or until thirty (30) days after any judgment with respect to appraisal hereunder or fair value in an action commenced during or before said 60-day period has become final, whichever is later.

      The option may be exercised by the optionee by depositing a written notice of election to exercise signed by the optionee in the United States mails, first class postage prepaid, addressed to the transferring party at his usual residence or business address, or by delivery of said signed notice of election to exercise to the transferring party, in either case within the later of said periods.

      If the optionee does not exercise said option within the later of said two periods, the transferring party may transfer or dispose of the number of shares stated in the notice of proposed transfer to the person named therein in the manner and for the consideration (if any) stated therein, provided that the transfer or other disposition is made within thirty (30) days following the expiration of the later of said two periods. The Board of Directors may by resolution waive the option herein granted and authorize the transfer or other disposition of shares specified in their resolution to a person named therein, whether or not the Treasurer has received a notice of proposed transfer.

      Section 3. Provisions Binding. Notwithstanding any other provisions of these Bylaws, no shares of this corporation shall be sold, transferred or otherwise disposed of, nor transferred upon the original stock transfer books of this corporation, nor shall any purported purchaser, transferee or assignee thereof have any right to demand and require transfer of any shares of this corporation attempted to be sold or transferred to him, nor have or exercise any of the rights of a shareholder of this corporation, until after notice given in accordance with Sections 1 or 2 of this Article and until after expiration of the option of the optionee or express waiver thereof by the Board of Directors as therein provided.

      All certificates for shares issued by this corporation shall have the following legend conspicuously printed, typewritten or stamped thereon:

      "Transfers of the shares represented by this certificate are subject to and may be made only upon compliance with the provisions of Article XV of the Bylaws of this corporation relating to restrictions on sales or transfers of shares."

      Section 4. Pledges. Nothing in Sections 1 or 2 of this Article shall in any way limit or restrict the right of the owner of shares of this corporation to pledge the same as security; provided, however, that any pledgee of shares of this corporation shall be subject to and shall comply with the provisions of said Sections 1 or 2 prior to making any sale, transfer or other disposition of the pledged shares to any person (including without limitation vesting beneficial or record ownership in the pledgee) other than the pledgor or his legal representatives.

                                   Article XVI

                              Amendments to Bylaws

      Section 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal these Bylaws, and to adopt new Bylaws, provided that the notice, unless notice shall be duly waived, of any regular or special meeting at which such action is to be taken shall either set out the text of the proposed new Bylaw or amendment or Bylaw to be repealed, or shall summarize the changes to be effected by such adoption, amendment or repeal, and provided further that the shareholders may amend or repeal a Bylaw provision adopted by the Board of Directors and in such case the Board of Directors may not, for two years thereafter, amend or readopt the Bylaw provision thus amended or repealed by the shareholders.